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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2005

                         ADVANCED MATERIALS GROUP, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                    0-16401                      33-0215295
(State or other jurisdiction      (Commission                   (IRS Employer
       of incorporation)          File Number)               Identification No.)

 3303 LEE PARKWAY, SUITE 105, DALLAS, TEXAS                           75219
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (972) 432-0602


                                 NOT APPLICABLE.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

         On November 17, 2005, the board of directors of Advanced Materials Group, Inc., a Nevada corporation (the "Company"), elected Ricardo G. Brutocao to fill a vacancy on the Company's board of directors.

         Mr. Brutocao would normally be entitled to an option to purchase 20,000 shares of the Company's common stock upon appointment to the board of directors, but the Company and Mr. Brutocao have agreed to defer that option grant until the Company has filed all of its periodic reports, at which point the options will be granted with an exercise price of the fair market value of the shares on the date of grant, and otherwise in accordance with the Company's previously disclosed director compensation policy.

         The board of directors does not currently intend to appoint Mr. Brutocao to any of the committees of the Company's board of directors.

         Mr. Brutocao has been providing consulting services to the Company since August 2005, for a consulting fee of $8,333 per month. In addition, as previously announced in a Form 8-K filed on August 30, 2005, effective August 22, 2005, the Company granted a non-qualified stock option to Mr. Brutocao to purchase up to 100,000 shares of the Company's common stock for $0.20 per share. 20% of the option vested immediately upon grant, and the remaining 80% vests in four 20% increments on each anniversary date of the grant. If Mr. Brutocao ceases, for any reason, to provide consulting services to the Company, vesting ceases and the option expires 90 days thereafter. The Company currently intends to continue this consulting arrangement with Mr. Brutocao. The arrangement is terminable by either party upon notice to the other without penalty or any additional payments (other than accrued and unpaid consulting fees) being due.

         Other than the consulting arrangement and option grant described herein, and the normal director compensation program of the Company to which all non-employee directors are entitled, Mr. Brutocao is not a party to any arrangement or understanding with the Company, or any officer or other director of the Company.

         Mr. Brutocao has served since 2001 as the President of Centergistic Solutions, Inc., a maker of performance management software. From 2000 to 2001, Mr. Brutocao was the interim Chief Executive Officer of ZLand, Inc., a software company.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 22, 2005               ADVANCED MATERIALS GROUP, INC.


                                      By:         /s/ WILLIAM G. MORTENSEN
                                          --------------------------------------
                                                    William G. Mortensen
                                           President and Chief Financial Officer



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